As filed with the U.S. Securities and Exchange Commission on April 6, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-4428421
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

15150 Avenue of Science, Suite 200

San Diego, California 92128

(Address of principal executive offices) (Zip Code)

Guardion Health Sciences, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Bret Scholtes

Chief Executive Officer

15150 Avenue of Science, Suite 200

San Diego, California 92128

(Name and Address of agent for service)

(858) 605-9055

(Telephone number, including area code, of agent for service)

With a copy to:

David I. Sunkin, Esq.

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 43rd Floor

Los Angeles, California 90071

Telephone: (213) 620-1780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller Reporting Company [X]
Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.001 par value per share	1,166,667 Shares	$2.45	$2,858,335	$312.00

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan (the “Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the outstanding shares of the Registrant’s common stock.

(2)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) of the Securities Act of 1933, as amended (the “Securities Act”), by averaging the high and low sales prices of the Registrant’s common stock reported on the Nasdaq Capital Market on April 2, 2021.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement registers an additional 1,166,667 shares of the Registrant’s Common Stock that may be offered and sold under the Guardion Health Sciences, Inc. 2018 Equity Incentive Plan, as amended (the “Plan”). This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective.

Registrant initially registered 500,000 shares of its common stock issuable under the Plan pursuant to a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 20, 2019 (File No. 333-231603) (the “Prior Registration Statement”).

On October 29, 2020, at its Annual Meeting of Stockholders, the Registrant’s stockholders voted affirmatively to amend the Plan to increase the number of shares of Common Stock authorized to be issued pursuant to the Plan to 1,666,667 shares from 500,000 shares of Common Stock (the “Amendment”).

Pursuant to the Amendment, the total number of shares of the Registrant’s common stock available for grant and issuance under the Plan increased to 1,666,667 shares. Accordingly, the content of the Prior Registration Statements is incorporated herein by reference pursuant to General Instruction E of Form S-8.

Effective March 1, 2021, the Company amended its Certificate of Incorporation to effectuate a 1-for-6 reverse split of its outstanding shares of common stock pursuant to the authority granted to the Board of Directors by the stockholders of the Company. Accordingly, all common share amounts included herein have been adjusted to reflect the reverse stock split.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Guardion Health Sciences, Inc. (the “Company”) with the Commission are hereby incorporated by reference in this Registration Statement:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the Commission on March 26, 2021;

●	Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed on March 26, 2021; and

●	The description of our common stock contained in our Registration Statement on Form 8-A12B filed with the Commission on April 4, 2019.

All other reports and documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that related to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such reports and documents.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Guardion Health Sciences, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 26, 2021)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

23.1*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

23.2*	Consent of Weinberg & Company, P.A.

24.1*	Power of Attorney (included on signature page)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on April 6, 2021.

GUARDION HEALTH SCIENCES, INC.

By:	/s/ Bret Scholtes
Bret Scholtes
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Bret Scholtes, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

/s/ Bret Scholtes	Chief Executive Officer and Director	April 6, 2021
Bret Scholtes

/s/ Andrew Schmidt	Chief Financial Officer	April 6, 2021
Andrew Schmidt

/s/ David Evans	Director	April 6, 2021
David Evans

/s/ Robert N. Weingarten	Director	April 6, 2021
Robert N. Weingarten

/s/ Mark Goldstone	Director	April 6, 2021
Mark Goldstone

/s/ Donald A. Gagliano	Director	April 6, 2021
Donald A. Gagliano

/s/ Kelly Anderson	Director	April 6, 2021
Kelly Anderson

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